UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2017

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐[

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Pattern Development 1.0 Purchase Rights Agreement

On June 16, 2017, Pattern Energy Group Inc. (the “Company”, “we” or “us”) entered into the Amended and Restated Purchase Rights Agreement (the “A&R 1.0 PRA”) that amends and restates that certain Purchase Rights Agreement, dated as of October 2, 2013, by and among Pattern Energy Group LP (“Pattern Development 1.0”), the Company, Pattern Energy Group Holdings LP (solely with respect to Article IV therein) and Pattern Energy GP LLC (the “Original 1.0 PRA”), which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36087) filed on October 2, 2013 (the “Original 1.0 PRA 8-K”) and is incorporated by reference herein.

The A&R 1.0 PRA modifies certain terms of the Original 1.0 PRA by, among other things, (a) expanding our first offer rights with respect to power generation or transmission facilities or projects that Pattern Development 1.0 decides to sell (other than certain projects that have been designated for transfer to Pattern Energy Group 2 LP (“Pattern Development 2.0” and together with Pattern Development 1.0, “Pattern Development”)) (which we refer to as our “1.0 Project Rights”) by allowing us to submit a Final Rights Project Offer (as defined therein) in the event Pattern Development 1.0 rejects a First Rights Project Offer (as defined therein) or we decline to submit a First Rights Project Offer; (b) allowing us to assign our right to submit a Final Rights Project Offer to Public Sector Pension Investment Board (“PSP Investments”) as contemplated by the Joint Venture Agreement (as defined below); (c) amending the term of our 1.0 Project Rights so that such rights survive until either (i) we deliver to Pattern Development 1.0 three First Rights Project Declinations (as defined therein) with respect to operational or construction-ready projects (other than the Conejo Project (as defined therein)) for which no Final Rights Project Offer is made or (ii) Pattern Development 1.0 is wound up in accordance with its governing documents; (d) specifying that, if Pattern Development 1.0 rejects our offer to acquire a project, such project can only be sold to a third party at a price that, in addition to being greater than or equal to 105% of our offer price (which was an existing requirement under the Original 1.0 PRA), is also greater than the Final Offer Price (as defined therein), if any and (e) setting forth a form of Purchase and Sale Agreement for acquisitions of projects pursuant to the A&R 1.0 PRA.

The A&R 1.0 PRA was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the A&R 1.0 PRA is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing descriptions of the Original 1.0 PRA and the A&R 1.0 PRA do not purport to be complete and are qualified in their entirety by reference to the Original 1.0 PRA 8-K and Exhibit 10.1 hereto, respectively.

Amended and Restated Pattern Development 2.0 Purchase Rights Agreement

On June 16, 2017, we entered into the Amended and Restated Purchase Rights Agreement (the “A&R 2.0 PRA” and together with the A&R 1.0 PRA, the “A&R PRAs”) that amends and restates that certain Purchase Rights Agreement, dated as of December 8, 2016, by and among Pattern Development 2.0, the Company, Pattern Energy Group Holdings 2 LP (“PEGH 2”) (solely with respect to Article III therein) and Pattern Energy Group Holdings GP 2 LLC (the “Original 2.0 PRA”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36087) filed on December 14, 2016 (the “Original 2.0 PRA 8-K”) and is incorporated by reference herein.

The A&R 2.0 PRA modifies certain terms of the Original 2.0 PRA by, among other things, (a) expanding our first offer rights with respect to power generation, storage or transmission facilities or projects that Pattern Development 2.0 decides to sell (which we refer to as our “2.0 Project Rights” and, together with the 1.0 Project Rights, the “Project Rights”) by allowing us to submit a Final Rights Project Offer (as defined therein) in the event Pattern Development 2.0 rejects a First Rights Project Offer (as defined therein) or we decline to submit a First Rights Project Offer; (b) allowing us to assign our right to submit a Final Rights Project Offer to PSP Investments as contemplated by the Joint Venture Agreement; (c) modifying Pattern Development 2.0’s right to transfer a project to, and PEGH 2’s or Pattern Development 2.0’s, as applicable, right to transfer a material portion of the equity interests or all or substantially all of the assets of Pattern Development 2.0 (a “PEG 2.0 Interest”) to a third party if Pattern Development 2.0 or PEGH 2, as applicable, rejects our offer to acquire the applicable project or PEG 2.0

Interest, by, among other things, (i) increasing the “clearing price” at which the project or PEG 2.0 Interest can be sold to 110% (as opposed to 105%) of the applicable Project Offer Price or PEG 2 LP Offer Price (as such terms are defined therein), (ii) in the case of a project, requiring that it be sold at a price greater than 100% of the Final Offer Price (as defined therein), if any and (iii) obligating Pattern Development 2.0 or PEGH 2, as applicable, to, subject to certain exceptions, sell the applicable project or PEG 2.0 Interest to us at a price equal to 96% of the Project Offer Price or PEG 2 LP Offer Price, as applicable, if Pattern Development 2.0 or PEGH 2, as applicable, does not enter into a definitive agreement to sell such project or PEG 2.0 Interest to a third party at a price equal to or greater than the clearing price within six months following its rejection of our offer (or does not consummate such transaction within twelve months following its rejection of our offer); (d) amending the term of our 2.0 Project Rights so that such rights survive until Pattern Development 2.0 is wound up in accordance with its governing documents; (e) giving us the right to acquire any Early Stage Project or Mid-Stage Project (as such terms are defined therein) that is abandoned by Pattern Development 2.0 at a price equal to Pattern Development 2.0’s cost basis in such project (as well as, in the case of a Mid-Stage Project, an earn-out payment to be paid to Pattern Development 2.0 if we subsequently sell such project to a third party) and requiring that Pattern Development 2.0 promptly sell (subject to our 2.0 Project Rights) any Advanced Project (as defined therein) that it abandons; (f) setting forth a form of Purchase and Sale Agreement for acquisitions of projects pursuant to the A&R 2.0 PRA and (g) providing us the option, if Pattern Development 2.0 rejects a development project that is offered for sale by a third party, to acquire such project directly from such third party.

The A&R 2.0 PRA was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the A&R 2.0 PRA is attached as Exhibit 10.2 hereto and is incorporated by reference herein. The foregoing descriptions of the Original 2.0 PRA and the A&R 2.0 PRA do not purport to be complete and are qualified in their entirety by reference to the Original 2.0 PRA 8-K and Exhibit 10.2 hereto, respectively.

Second Amended and Restated Non-Competition Agreement

On June 16, 2017, we entered into the Second Amended and Restated Non-Competition Agreement, by and among Pattern Development 1.0, the Company and Pattern Development 2.0 (the “Second A&R Non-Competition Agreement”), which further amends and restates the Amended and Restated Non-Competition Agreement, dated as of December 8, 2016, by and among Pattern Development 1.0, the Company and Pattern Development 2.0 (the “Original Non-Competition Agreement”), which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36087) filed on December 14, 2016 (the “Original Non-Competition Agreement 8-K”) and is incorporated by reference herein. The Second A&R Non-Competition Agreement, among other things, grants Pattern Development 2.0 the exclusive right to pursue all power generation, storage or transmission development projects in the US, Canada and Mexico that have not completed construction, other than (a) development activities related to the expansion, improvement, enhancement, or protection of an existing power generation, transmission or storage facility that we may, directly or indirectly, manage or majority own from time to time; (b) continued development by Pattern Development 1.0 of projects not transferred to Pattern Development 2.0; (c) development projects acquired by us or PSP Investments pursuant to the A&R PRAs and (d) projects that have achieved or issued, or are likely to achieve or issue within thirty days of closing an acquisition of such project, readiness for construction financing or issuance of full notice to proceed. The Second A&R Non-Competition Agreement does not restrict us from acquiring any company or business that is principally engaged in the business of owning and operating renewable energy facilities. However, if we desire to purchase a portfolio of projects that contains a mix of development, construction and/or operating projects, we are required to reasonably cooperate with Pattern Development 2.0 to divide such portfolio so that Pattern Development 2.0 may acquire the development projects in such portfolio and we may acquire the construction and operating projects in such portfolio. At any time that Tokyo, Japan-based Green Power Investment Corporation (“Green Power”) is majority owned by either us, Pattern Development 1.0 or Pattern Development 2.0, the Second A&R Non-Competition Agreement grants such majority owner exclusive development rights over power generation, storage or transmission projects in Japan (subject to the same exceptions set forth above in clauses (a) through (d) and the above provisions regarding operating businesses and the division of project portfolios). Pattern Development 1.0 currently owns a majority interest in Green Power.

The Second A&R Non-Competition Agreement shall terminate (a) with respect to Pattern Development 1.0, upon the termination of our collective purchase rights under the A&R 1.0 PRA and (b) with respect to Pattern Development 2.0, upon the termination of our collective purchase rights under the A&R 2.0 PRA or the earlier wind-up of Pattern Development 2.0 or the valid rejection by Pattern Development 2.0 of three or more First Rights Project Offers (as defined in the A&R 2.0 PRA) representing a cumulative net capacity of at least 600 megawatts.

The Second A&R Non-Competition Agreement was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the Second A&R Non-Competition Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein. The foregoing description of the Original Non-Competition Agreement and the Second A&R Non-Competition Agreement do not purport to be complete and are qualified in their entirety by reference to the Original Non-Competition Agreement 8-K and Exhibit 10.3 hereto, respectively.

Amended and Restated Multilateral Management Services Agreement

On June 16, 2017, we entered into the Amended and Restated Multilateral Management Services Agreement (the “A&R MMSA”) that amended and restated that certain Multilateral Management Services Agreement, dated as of December 8, 2016, by and among the Company, Pattern Development 1.0 and Pattern Development 2.0 (the “Original MMSA”), which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36087) filed on December 14, 2016 (the “Original MMSA 8-K”) and is incorporated by reference herein.

The A&R MMSA amends certain provisions of the Original MMSA in order to, among other things, (a) allow Pattern Development 2.0 to, in the event of a failure by the service provider to provide adequate resources and services as set forth therein, (i) in the case of a failure by Pattern Development 1.0, take over the performance of the management services contemplated to be performed by Pattern Development 1.0 thereby, (ii) cause the service provider to hire additional development personnel, (iii) in the case of a failure by us, suspend us from taking on certain further developments or (iv) initiate a wind down of Pattern Development 2.0; (b) allow Pattern Development 2.0 to effect a PEG 2 Transition (as defined therein) (whereby Pattern Development 2.0 can cause Pattern Development 1.0 to cause its employees to become employees of Pattern Development 2.0), provided that Pattern Development 2.0 shall not exercise such right if we have provided Pattern Development 2.0 with written notice that we intend to effect a PEG 1 Employee Reintegration (as defined therein and described below) within six months, (c) amend the circumstances in which we can effect a PEG 1 Employee Reintegration (whereby we can cause Pattern Development 1.0 to cause its employees to become our employees) by removing the December 31, 2017 expiration date for such right and instead allowing us to effect a PEG 1 Employee Reintegration after the earliest to occur of (x) the date that Pattern Development 1.0 provides us with written notice that it will complete a wind-down within six months, (y) June 16, 2020 and (z) a PEG 1 Services Failure (as defined therein); (d) allow us to effect a PEG 2 Employee Reintegration (as defined therein) (whereby we can require Pattern Development 2.0 to cause its employees to become our employees) at any time after the earliest to occur of (A) the date Pattern Development 2.0 notifies Pattern Development 1.0 it will exercise its right to cause a PEG 2 Transition (as described above) but before such PEG 2 Transition occurs, (B) June 16, 2020, (C) a PEG 2 Services Failure (as defined therein) and (D) the initiation of a wind-up of Pattern Development 2.0; (e) provide us the exclusive right, but not the obligation, to provide services pursuant to the MOMAs and PAAs (each as defined therein) for projects developed by Pattern Development 1.0 or Pattern Development 2.0 and (f) amend the term of the agreement such that the A&R MMSA survives, with respect to each of Pattern Development 1.0 and Pattern Development 2.0, until a wind-up of the applicable entity pursuant to its governing documents, unless terminated earlier pursuant to the terms of the A&R MMSA.

The A&R MMSA was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the A&R MMSA is attached as Exhibit 10.4 hereto and is incorporated by reference herein. The foregoing description of the Original MMSA and A&R MMSA do not purport to be complete and are qualified in their entirety by reference to the Original MMSA 8-K and Exhibit 10.4 hereto, respectively.

Investment in PEGH 2

On June 16, 2017, we entered into the Second Amended and Restated Agreement of Limited Partnership of PEGH 2, dated as of June 16, 2017, by and among PEGH 2, the Class A Limited Partners set forth therein and the

Class B Limited Partners set forth therein (the “A&R PEGH 2 LPA”). Pattern Development 2.0 is a wholly owned subsidiary of PEGH 2. In July 2017, PEGH 2 is expected to receive funds pursuant to a capital call under the A&R PEGH 2 LPA (the “Initial PEGH 2 Capital Call”) from new limited partners (including us) in PEGH 2 (the “New PEGH 2 Investors”) to, among other things, (a) redeem approximately 49% of the total ownership interests held by existing limited partners in PEGH 2 (the “Legacy PEGH 2 Investors”), (b) acquire certain development assets from Pattern Development 1.0, and (c) provide working capital for general business purposes. After the funding of the Initial PEGH2 Capital Call (in which only the New PEGH 2 Investors will participate) and the consummation of the foregoing redemption of the Legacy PEGH 2 Investors’ ownership interests, the Legacy PEGH 2 Investors will hold approximately 31% of the total ownership interests in PEGH 2 (with the remaining approximately 69% of the total ownership interests in PEGH 2 being held by the New PEGH 2 Investors). In connection with the Initial PEGH2 Capital Call, we anticipate making an initial capital contribution to PEGH 2 of approximately $60,000,000 (equating to approximately 29% of the total Initial PEGH 2 Capital Call), in exchange for an approximately 20% ownership interest in PEGH 2 (equating to approximately 29% of the 69% ownership interest in PEGH 2 held by the New PEGH 2 Investors immediately after the Initial PEGH 2 Capital Call). Under the A&R PEGH 2 LPA, we have also committed to contribute up to an additional approximately $240,000,000 to PEGH 2 in one or more subsequent rounds of financing, which could result in our ownership interest in PEGH 2 increasing to up to approximately 29%. If we do not participate in such subsequent rounds of financing, our ownership interest in PEGH 2 may be diluted on a pro rata basis based on fair market value. We also have certain rights under the A&R PEGH 2 LPA to cause the dissolution of PEGH 2, including (a) at any time following the fifth anniversary of the date PEGH 2 issues its first capital call on or after June 16, 2017 and (b) at any time following PEGH 2’s board of directors’ rejection of three or more of our First Rights Project Offers or First Rights PEG 2 LP Offers (each as defined in the A&R 2.0 PRA) representing a cumulative net capacity of at least 600 megawatts.

The entry into the A&R PEGH 2 LPA was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the A&R PEGH 2 LPA is attached as Exhibit 10.5 hereto and is incorporated by reference herein. The foregoing description of the A&R PEGH 2 LPA does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Joint Venture Agreement

On June 16, 2017, we entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with PSP Investments, pursuant to which, among other things, (a) PSP Investments will have the right to co-invest up to an aggregate amount of approximately $500,000,000 (the “PSP Investments Co-Investment Amount”) alongside us in energy projects we may acquire pursuant to our rights under the A&R PRAs (with PSP Investments acquiring, at its election on a project-by-project basis, either (x) 30% or (y) a greater percentage that we may elect to offer to PSP Investments, of our combined ownership interest in such project); (b) PSP Investments will reasonably cooperate with us to complete third party acquisitions and to arrange for or provide bridge loans and construction financing for certain projects that PSP Investments will invest in alongside us (although PSP Investments has no commitment to provide any such financing) and (c) we may add a person that has been designated by PSP Investments to our Board of Directors promptly following the PSP Compliance Date (as defined therein). The purchase price paid by PSP Investments under each of the Meikle PSA, the MSM PSA and the PH2 PSA (each defined below) will be applied towards the PSP Investments Co-Investment Amount. Under the Joint Venture Agreement we have also agreed to, in certain limited circumstances, allow PSP Investments to cause the early termination of contracts between PEGI and a jointly owned project, including the Sponsor Services Agreement (defined below) and the applicable MOMAs and PAAs (as defined therein) and have waived any early termination fees in those circumstances. In connection with the Joint Venture Agreement and the PEGI Share Acquisition (defined below), PSP Investments also agreed to a customary “standstill” for a period of twelve months.

The Joint Venture Agreement was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the Joint Venture Agreement is attached as Exhibit 10.6 hereto and is incorporated by reference herein. The foregoing description of the Joint Venture Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Sponsor Services Agreement

On June 16, 2017, we entered into a Sponsor Services Agreement with PSP Investments (the “Sponsor Services Agreement”), pursuant to which we will provide certain mutually agreed services to PSP Investments and its affiliates with respect to the administration of the joint ownership of the project companies that PSP Investments invests in alongside us pursuant to the Joint Venture Agreement in exchange for certain fees set forth in the Sponsor Services Agreement.

The Sponsor Services Agreement was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the Sponsor Services Agreement is attached as Exhibit 10.7 hereto and is incorporated by reference herein. The foregoing description of the Sponsor Services Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Meikle and MSM Purchase and Sale Agreements

On June 16, 2017, we entered into (a) a Purchase and Sale Agreement (the “Meikle PSA”) by and among the Company, Vertuous Energy Canada Inc. (“Vertuous Canada”) (a wholly owned subsidiary of PSP Investments) and Pattern Development 1.0 and (b) a Purchase and Sale Agreement (the “MSM PSA”) by and among the Company, Vertuous Canada and Pattern Development 1.0.

Upon the terms and subject to the conditions set forth in the Meikle PSA, at the closing (a) we (or one of our wholly owned subsidiaries) will purchase from affiliates of Pattern Development 1.0 a 50.99% limited partner interest in Meikle Wind Energy Limited Partnership (the “Meikle Project Company”) and 70% of the issued and outstanding shares of Meikle Wind Energy Corp. (“Meikle Corp”) (which holds a 0.02% general partner interest in the Meikle Project Company) in exchange for aggregate consideration of CAD $85,425,000 (subject to certain adjustments) and (b) Vertuous Canada will purchase from affiliates of Pattern Development 1.0 a 48.99% limited partner interest in the Meikle Project Company and 30% of the issued and outstanding shares of Meikle Corp in exchange for aggregate consideration of CAD $82,075,000 (subject to certain adjustments).  The Meikle Project Company operates the approximately 179 megawatt wind farm located in the Peace River Regional District of British Columbia, Canada, which achieved commercial operations in the first quarter of 2017.  Immediately after the closing, our owned capacity with respect to the wind farm will be approximately 91 megawatts.

Upon the terms and subject to the conditions set forth in the MSM PSA, at the closing (a) we (or one of our wholly owned subsidiaries) will purchase from affiliates of Pattern Development 1.0 (i) a 50.99% limited partner interest in a newly-formed limited partnership (“New MSM LP Holdco”) (which, following closing, will hold 100% of the economic interests in Mont Sainte-Marguerite Wind Farm LP (the “MSM Project Company”)), (ii) 70% of the issued and outstanding shares of Pattern MSM GP Holdings Inc. (“MSM Corp”) (which, following the closing, will hold a 0.02% general partner interest in New MSM LP Holdco) and (iii) a 70% interest in Pattern Development MSM Management ULC (“MSM ULC”), in exchange for aggregate consideration of CAD $53,040,000 (subject to certain adjustments) and (b) Vertuous Canada will purchase from affiliates of Pattern Development 1.0 (i) a 48.99% limited partner interest in New MSM LP Holdco, (ii) 30% of the issued and outstanding shares of MSM Corp and (iii) a 30% interest in MSM ULC, in exchange for aggregate consideration of CAD $50,960,000 (subject to certain adjustments).  The MSM Project Company operates the approximately 143 megawatt wind farm located in the Chaudière-Appalaches region south of Québec City, Canada, which is expected to achieve commercial operation in late 2017.  Immediately after the closing, our owned capacity with respect to the wind farm will be approximately 73 megawatts.

The parties’ obligations to consummate the transactions contemplated by each of the Meikle PSA and the MSM PSA, respectively, are subject to the satisfaction or waiver of various customary conditions, including, among others (a) approval under the Competition Act (Canada) and of the counterparties to power purchase agreements to which the Meikle Project Company and the MSM Project Company are parties, (b) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated thereby and (c) subject to certain exceptions, the accuracy of the representations of the parties set forth therein.

Each of the Meikle PSA and the MSM PSA, respectively, includes customary representations by the parties thereto, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims, tax matters and with respect to the underlying wind farm.  Each of the Meikle PSA and the MSM PSA, respectively, provides for customary indemnification by the parties thereto for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

Each of the Meikle PSA and the MSM PSA, respectively, was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the Meikle PSA is attached as Exhibit 10.8 hereto and is incorporated by reference, and a copy of the MSM PSA is attached as Exhibit 10.9 hereto and is incorporated by reference.  The foregoing description of each of the Meikle PSA and the MSM PSA, respectively, does not purport to be complete and is qualified in its entirety by reference to the applicable exhibit.

PH2 Purchase and Sale Agreement

On June 16, 2017, we entered into a Purchase and Sale Agreement (the “PH2 PSA”) with Vertuous Energy LLC (“Vertuous”) (a wholly owned subsidiary of PSP Investments).

Upon the terms and subject to the conditions set forth in the PH2 PSA, at the closing, we (or one or more of our affiliates) will sell to Vertuous a 98% membership interest in a newly-formed limited liability company that will hold 50% of the Class B membership interests in Panhandle Wind Holdings 2 LLC (“PH2 Holdings”) (which holds 100% of the membership interests in Pattern Panhandle Wind 2 LLC (the “PH2 Project Company”)) for consideration of $58,800,000 (subject to certain adjustments).  The PH2 Project Company operates the approximately 182 megawatt wind farm located in Carson County, Texas, which achieved commercial operation in the fourth quarter of 2014.  Immediately after the closing, our owned capacity with respect to the wind farm will be approximately 75 megawatts.

The parties’ obligations to consummate the transactions contemplated by the PH2 PSA are subject to the satisfaction or waiver of various customary conditions, including, among others (a) approval by the Committee on Foreign Investment in the United States and the Public Utility Commission of Texas and the holders of the Class A membership interests in PH2 Holdings, (b) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated thereby and (c) subject to certain exceptions, the accuracy of the representations of the parties set forth therein.

The PH2 PSA includes customary representations by the parties thereto, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims, tax matters and with respect to the underlying wind farm.  The PH2 PSA provides for customary indemnification by the parties thereto for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

The PH2 PSA was recommended by the Conflicts Committee of our Board of Directors, which is comprised solely of independent directors, for approval by our Board of Directors, and was subsequently approved by our Board of Directors.

A copy of the PH2 PSA is attached as Exhibit 10.10 hereto and is incorporated by reference.  The foregoing description of the PH2 PSA does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

During the course of planning and structuring the transactions contemplated by the agreements described in Item 1.01, in light of the additional workload required by each of Michael J. Lyon and Esben W. Pedersen, who serve as the Company’s chief financial officer and chief investment officer, respectively, the Nominating, Governance, and Compensation Committee and our Board of Directors initiated a review of such officers’ compensation arrangements. Such review considered the following factors:

•	A consideration of the base salaries of Mr. Lyon and Mr. Pedersen compared to persons holding comparable positions at the Company’s peers;

•	The leadership efforts and additional workload placed upon Mr. Lyon and Mr. Pedersen in connection with the planning, structuring, negotiation, and execution of the agreements described under Item 1.01 and the consummation of the transactions contemplated thereby; and

•	A desire to continue to motivate and retain Mr. Lyon and Mr. Pedersen.

After consideration, a determination was made to make the following adjustments for each of Mr. Lyon and Mr. Pedersen effective and contingent upon the execution of the agreements described under Item 1.01 of this Current Report on Form 8-K:

•	An increase in base salary to $330,000 per annum;

•	A special one-time award of vested restricted shares amounting to $250,000 to be issued under the Company’s Equity Incentive Award Plan. The number of shares is determined based upon the Company’s trailing 20 trading day volume weighted average share price for the period ending on and including one trading day prior to the execution of the agreements described under Item 1.01; and

•	A special one-time cash bonus of $250,000.

Item 7.01. Regulation FD Disclosure.

On June 19, 2017, we issued a press release and made available supplemental slides. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy of the supplemental slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01. Other Events.

Share Purchase Agreement and Assignment of Registration Rights

On June 16, 2017, PSP Investments acquired 8.7 million shares, or approximately 9.9%, of the Company’s outstanding Class A common stock from Pattern Development Finance Company LLC, a wholly owned subsidiary of Pattern Development 1.0 (the “PEGI Share Acquisition”). In connection with the PEGI Share Acquisition, Pattern Development 1.0 assigned to PSP Investments its existing piggyback registration rights with respect to such shares under the Registration Rights Agreement between Pattern Development 1.0 and the Company, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36087) filed on October 2, 2013 and is incorporated by reference herein.

Expanded Identified Right of First Offer Projects

Pattern Development has expanded its pipeline to 10 GW of development projects, which are subject to our Project Rights.

From Pattern Development’s expanded pipeline, an additional 275 MW of owned capacity has been added to the identified right of first offer list as of June 16, 2017, for a total of 910 MW.

Since its initial public offering, we have purchased, or agreed to purchase, 1,358 MW from Pattern Development 1.0 and in aggregate grown the identified right of first offer list from 746 MW to more than 2 GW (including projects that have already been acquired). Below is the current updated list of the identified right of first offer projects owned by Pattern Development that we expect to acquire from Pattern Development 1.0 and Pattern Development 2.0, as applicable, in connection with our Project Rights:

						Capacity (MW)
Identified ROFO Projects	Status	Location	Construction Start (1)	Commercial Operations (2)	Contract Type	Rated (3)	Pattern Development- Owned (4)
Pattern Development 1.0 Projects
Kanagi Solar	Operational	Japan	2014	2016	PPA	14	6
Futtsu Solar	Operational	Japan	2014	2016	PPA	42	19
Conejo Solar(5)	Operational	Chile	2015	2016	PPA	104	104
Belle River	In construction	Ontario	2016	2017	PPA	100	43
Ohorayama	In construction	Japan	2016	2018	PPA	33	31
North Kent	In construction	Ontario	2017	2018	PPA	100	35
Henvey Inlet	Late stage development	Ontario	2017	2018	PPA	300	150
Tsugaru	Late stage development	Japan	2017	2020	PPA	122	91
El Cabo	Late stage	U.S.	2016	2017	PPA	298	125
Sumita	Late stage	Japan	2019	2021	PPA	100	50
Pattern Development 2.0 Projects
Crazy Mountain	Late stage	U.S.	2018	2018	PPA	80	68
Grady	Late stage development	New Mexico	2018	2019	PPA	220	188
						1,513	910

(1)	Represents year of actual or anticipated commencement of construction.

(2)	Represents year of actual or anticipated commencement of commercial operations.

(3)	Rated capacity represents the maximum electricity generating capacity of a project in MW. As a result of wind and other conditions, a project or a turbine will not operate at its rated capacity at all times and the amount of electricity generated will be less than its rated capacity. The amount of electricity generated may vary based on a variety of factors.

(4)	Pattern Development-Owned capacity represents the maximum, or rated, electricity generating capacity of the project in MW multiplied by Pattern Development 1.0’s or Pattern Development 2.0’s percentage ownership interest in the distributable cash flow of the project.

(5)	From time to time, we conduct strategic reviews of our markets. We have been conducting a strategic review of the market, growth, and opportunities in Chile. In the event we believe we can utilize funds that have already been invested in Chile or funds that might otherwise be invested in Chile in a more productive manner elsewhere that could generate a higher return on investment, we may decide to exit Chile for other opportunities with greater potential. In addition, Pattern Development 1.0 is also concurrently exploring strategic alternatives for its assets in Chile.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Purchase Rights Agreement by and among Pattern Development 1.0, the Company, Pattern Energy Group Holdings LP (solely with respect to Article IV therein) and Pattern Energy GP LLC, dated as of June 16, 2017

10.2	Amended and Restated Purchase Rights Agreement by and among Pattern Development 2.0, the Company, Pattern Energy Group Holdings 2 LP (solely with respect to Article III therein) and Pattern Energy Group Holdings 2 GP LLC, dated as of June 16, 2017

10.3	Second Amended and Restated Non-Competition Agreement by and among Pattern Development 1.0, the Company and Pattern Development 2.0, dated as of June 16, 2017

10.4	Amended and Restated Multilateral Management Services Agreement among by and among the Company, Pattern Development 1.0 and Pattern Development 2.0, dated as of June 16, 2017

10.5	Second Amended and Restated Limited Partnership Agreement of PEGH 2, dated as of June 16, 2017

10.6	Joint Venture Agreement between PSP Investments and the Company, dated as of June 16, 2017

10.7	Sponsor Services Agreement between the Company and PSP Investments, dated as of June 16, 2017

10.8	Purchase and Sale Agreement by and among the Company, Vertuous Canada and Pattern Development 1.0, dated as of June 16, 2017

10.9	Purchase and Sale Agreement by and among the Company, Vertuous Canada and Pattern Development 1.0, dated as of June 16, 2017

10.10	Purchase and Sale Agreement by and among Vertuous and the Company, dated as of June 16, 2017

99.1	Press Release issued by the Company, dated June 19, 2017.

99.2	Supplemental slides, dated June 19, 2017.

——————

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Esben Pedersen
	Name:	Esben Pedersen
	Title:	Chief Investment Officer